UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2005

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2005, Enesco Group, Inc. entered into a Contract and Rate Quotation (the "Agreement") with National Distribution Centers, L.P. ("NDC") for third party logistics ("3PL") services for Enesco’s warehousing and distribution operations in the U.S. Pursuant to the Agreement, NDC will operate a distribution center in Lebanon, Indiana, which is leased to NDC by a third party and provide storage, handling, inventory management, shipping, receiving, repackaging, order processing and related clerical support to Enesco. Under the Agreement, NDC will operate a warehouse management system providing distribution data and metrics to Enesco on a daily or monthly basis, as appropriate, allowing continued supervision of the distribution operation by Enesco. The parties have agreed to key performance measures to ensure that performance goals are met during the term of the Agreement and have agreed to negotiate facility standard operating procedures by February 1, 2006.

The term of the Agreement is from November 18, 2005 through December 31, 2010. Enesco is obligated to pay NDC a monthly amount based on fixed and variable labor costs, fixed storage costs, variable handling and other costs, and NDC’s management fee and profit margin. Enesco’s payments under the Agreement are estimated to be initially approximately $3.1 million annually and are subject to a cap of 105% of this amount as it may be adjusted. The annual cost to Enesco will increase based on CPI up to 4% annually and the monthly rent will increase 3% annually. Enesco’s costs under the Agreement also can increase based upon increased services or warehouse space in excess of 153,000 sq. ft. requested by Enesco. If Enesco terminates the Agreement prior to its expiration, Enesco must negotiate an assumption of the warehouse lease from the lessor, continue paying the monthly lease expense or negotiate a buyout of the lease. In addition, if Enesco terminates the Agreement other than because of a breach or default by NDC, Enesco will be obligated to pay any unpaid undisputed approved start-up costs of NDC and any outstanding unamortized principal amounts of NDC’s capital investments under the Agreement. These amounts are estimated to be initially approximately $1.4 million. NDC is required to perform under the Agreement unless Enesco fails to pay undisputed amounts. The parties have mutual indemnification obligations.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated November 18, 2005, regarding the Company's transition to a third-party logistics provider.

99.2 Agreement, dated November 18, 2005, between National Distribution Centers, L.P. and Enesco Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

November 23, 2005	By:	Koreen A. Ryan

Name: Koreen A. Ryan
Title: SVP, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 18, 2005, regarding the Company's transition to a third-party logistics provider.
99.2	Agreement, dated November 18, 2005, between National Distribution Centers, L.P. and Enesco Group, Inc.